UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013 (May 21, 2013)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Peter W. Schineller

On May 21, 2013, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) and Peter W. Schineller, the Company’s Senior Vice President and Chief Commercial Officer agreed that Mr. Schineller would leave the Company, effective May 24, 2013, because the Company’s operational needs have changed as a result of the previously disclosed agreement between Teva Pharmaceuticals USA, Inc. and the Company.

(e) Amendment to the 2005 Equity Incentive Plan.

On March 29, 2013, the Board approved, subject to stockholder approval, an amendment to the Company’s 2005 Equity Incentive Plan (as amended, the “2005 Plan”) to (i) increase the aggregate number of shares of the Company’s common stock authorized for issuance thereunder by an additional 2,200,000 shares and (ii) increase the number of shares that can be issued as incentive stock options thereunder. The stockholders of the Company approved such amendment at the Company’s 2013 Annual Meeting of Stockholders held on May 21, 2013 (the “2013 Annual Meeting”).

The 2005 Plan authorizes the issuance of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation to employees, directors and consultants. A description of the 2005 Plan may be found in the Company’s proxy statement filed with the Securities and Exchange Commission on April 10, 2013 (the “Proxy Statement”). A copy of the 2005 Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference. The description of the 2005 Plan above is qualified in its entirety by reference to the description in the Proxy Statement and the 2005 Plan.

Amendment to the 2005 Non-Employee Directors’ Stock Option Plan.

On March 29, 2013, the Board approved, subject to stockholder approval, an amendment to the Company’s 2005 Non-Employee Directors’ Stock Option Plan (as amended, the “Directors’ Plan”) to increase the aggregate number of shares of the Company’s common stock authorized for issuance thereunder by an additional 200,000 shares. The stockholders of the Company approved such amendment at the 2013 Annual Meeting.

The Directors’ Plan authorizes the automatic issuance, without further action by the Board, of nonstatutory stock options to non-employee directors of the Company. A description of the Directors’ Plan may be found in the Proxy Statement. A copy of the Directors’ Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference. The description of the Directors’ Plan above is qualified in its entirety by reference to the description in the Proxy Statement and the Directors’ Plan.

Condition Satisfied for Contingent Grants to Executive Officers.

As previously disclosed, the Board granted stock option awards and restricted stock units to certain executive officers on March 29, 2013 pursuant to the 2005 Plan, contingent on stockholder approval of the amendment to the 2005 Plan. The stockholders approved such amendment at the 2013 Annual Meeting, thereby satisfying the condition for the previously disclosed contingent grants.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting was held on May 21, 2013, for the following purposes:

•

to elect seven nominees for director, each to serve until the 2014 Annual Meeting of Stockholders and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;

•	to approve the amendment to the 2005 Plan to increase the share reserve by 2,200,000 shares of common stock;

•	to approve the amendment to the Directors’ Plan to increase the share reserve by 200,000 shares of common stock;

•

to ratify the selection by the Audit and Ethics Committee of the Board of Directors of the Company of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2013.

At the 2013 Annual Meeting, each of Thomas B. King, J. Kevin Buchi, Deepika R. Pakianathan, Ph.D., J. Leighton Read, M.D., Gordon Ringold, Ph.D., Isaac Stein and Joseph L. Turner was re-elected as a director of the Company. The stockholders of the Company approved the amendment to the 2005 Plan as described in Section 5.02(e). The stockholders of the Company approved the amendment to the Directors’ Plan as described in Section 5.02(e). Lastly, the stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2013. The final voting results on each of the matters submitted to a vote of stockholders at the 2013 Annual Meeting are as follows:

	For	Withheld	Broker Non-Votes
1. Election of Directors
Thomas B. King	4,006,825	430,858	4,968,280
J. Kevin Buchi	4,203,301	234,382	4,968,280
Deepika R. Pakianathan, Ph.D.	3,894,955	542,728	4,968,280
J. Leighton Read, M.D.	4,205,931	231,752	4,968,280
Gordon Ringold, Ph.D.	4,089,206	348,477	4,968,280
Isaac Stein	4,204,254	233,429	4,968,280
Joseph L. Turner	4,204,979	232,704	4,968,280

	For	Against	Abstentions	Broker Non-Votes
2. Approval of the amendment to the 2005 Plan to increase share reserve by 2,200,000 shares of common stock	3,071,737	1,285,442	80,504	4,968,280

	For	Against	Abstentions	Broker Non-Votes
3. Approval of the amendment to the Directors’ Plan to increase share reserve by 200,000 shares of common stock	3,212,251	1,144,368	81,064	4,968,280

	For	Against	Abstentions	Broker Non-Votes
4. Ratification of Ernst & Young LLP as independent registered public accounting firm for 2013	8,823,264	486,002	96,697	0

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended.

10.2	Alexza Pharmaceuticals, Inc. 2005 Non-Employee Directors’ Stock Option Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: May 22, 2013

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Alexza Pharmaceuticals, Inc. 2005 Equity Incentive Plan, as amended.

10.2	Alexza Pharmaceuticals, Inc. 2005 Non-Employee Directors’ Stock Option Plan, as amended.